Exhibit 10.52

Guaranty Contract of Maximum Amount

No. Shen Shangyin (Shuibei) Shouxin Baozi (2006) A110020600016

Guarantor: BAK International Limited
Address: Rm1201, Wing On Centre, 111 Connaught Road Central, Hong Kong

Creditor: Shuibei Division, Shenzhen Commercial Bank
Address: 2028, Wenjin Bei Rd, Shenzhen

The Creditor and the Guarantor have reached the following agreement in accordance with the Guarantee Law and Contract Law of People’s Republic of China and other relevant laws and regulations.

Article I. Guaranty

1.1

Shenzhen BAK Battery Co., Ltd. (hereinafter referred to as “Obligor”) and the Creditor have entered into the Comprehensive Credit Facility Agreement (reference no.: Shen Shangyin (Shuibei) Shouxin Zi (2006) A110020600016, hereinafter referred to as “Master Agreement”). As requested by the Obligor, the Guarantor undertakes to provide guaranty for the indebtedness of the Obligor under the Master Agreement.

1.2

The guaranty under this Contract shall be guaranty with joint and several liability. The guaranty shall cover all of the loan principal, interest, penalty interest, breach of contract compensation, damages, undertaking fee and all the expenses such as litigation costs, lawyer’s fee, notification costs and public notice costs which are incurred to the Creditor in realizing its creditor’s right.

The maximum loan principal shall be RMB 50 million.
1.3	The guaranty period is from the effective date of this Contract to two years after the expiry of the term of the Master Agreement and relevant agreement entered into under the Master Agreement.

1.4

The guaranty under this Contract is independent. In case that the Obligor provide guaranty to the Creditor, the Guarantor shall continue to assume the full obligation of guaranty for all indebtedness as stated in clause 1.1 of this Contract.

1.5

This Contract is irrevocable. This Contract shall not be influenced by any documentation or agreement entered into by the Obligor and any party, and shall not be influenced by the misuse of the credit facilities, insolvency, bankruptcy, loss of legal person status, amendment of articles of association, cessation of business operation, acquisition, division and merger etc. of the Obligor, nor any change of the profession, position or financial capacity of the Guarantor.

1.6

The effectiveness of this agreement is independent of the Master Agreement. This agreement shall survive the invalidity of the Master Agreement or any of its clauses, or the relevant agreement entered into under the Master Agreement or any of its clauses.

Article II. Performance of Guaranty

2.1

In case the Obligor fails to repay any of the debts under any of the relevant agreement entered into under the Master Agreement upon the expiry date of such debt (or the date the Creditor declared the maturity of such debt in advance of its original expiry date), the Guarantor undertakes to unconditionally pay such debt to the Creditor within 7 days after the receipt of the notice in writing thereof from the Creditor. Any instrument signed by any authorized person of the Creditor certifying the past due indebtedness shall be deemed as the notification of the Creditor demanding the Guarantor to pay the past due indebtedness.

2.2

The Guarantor irrevocably authorizes the Creditor to directly transfer any amount equaling to the past due indebtedness from any deposit account of the Guarantor to the account of the Creditor. The Creditor shall notify the Guarantor in writing of such transfer, and the Creditor is entitled to demand the Guarantor to pay for the outstanding amount. In the event the amount transferred is not sufficient to pay all the past due indebtedness, such amount shall be used to repay the expenses first, and then interest and principal comes last.

Article III. Undertakings and Representations of the Guarantor

3.1

The Guarantor has read the Master Agreement carefully and accepts all clauses of the Master Agreement. The relevant agreements entered into by the Creditor and the Obligor under the Master Agreement do not need the confirmation of the Guarantor.

3.2

The Guarantor undertakes that the Guarantor shall continue to assume the obligation of guaranty in case of the amendment of the Master Agreement by the Creditor and the Obligor and such amendment does not need the consent of the Guarantor. Without prejudice to the above, the Guarantor shall assume the obligation of guaranty for the indebtedness under the Master Agreement before the amendment if such amendment increases the indebtedness of the Obligor and such amendment has not been approved by the Guarantor in writing.

3.3	The Guarantor undertakes:
	(1)	It has obtained all necessary authorization or approval to execute and perform this Contract;
	(2)	the execution and performance of this Contract by the Guarantor does not violate its articles of corporation or the government regulations;
	(3)	it does not disguise any material adverse legal litigation when this agreement is signed;
3.4

The Creditor is entitled to examine the Guarantor’s financial capacity during the term of this Contract and the Guarantor shall give necessary assistance. The Guarantor shall provide truthful, comprehensive and effective financial reports and other relevant materials and information to the Creditor.

3.5	The right of the Creditor demanding repayment is prior to the shareholders’ right.
3.6

The Guarantor shall give a 30-day prior written notification to the Creditor, and shall not take any of the following actions before it repays all the loan principal and interest or offers a repayment plan and guaranty that is acceptable to the Creditor:

(1)

The Guarantor changes its capital structure or management system, which includes (without limitation) contractual management, lease, shareholding reform, joint venture, merger, acquisition, division, etc;

	(2)	The Guarantor sells, donates, lends, leases, transfers, mortgage or in any other way, any of its material assets (mainly referring to fixed asset), which value exceeds 30% of its net assets;
(3)

Issuance of large-amount dividends, foreign investment, repayment of shareholders’ indebtedness, and advance repayment of other long-term indebtedness, providing large-amount guaranty for any other third party, or the Guarantor’s financial condition or ability to perform its obligations under this agreement is materially and adversely affected.

3.7

The Guarantor shall notify the Creditor in writing within 7 days after any of the following events occurs or threatens to occur; in case the occurrence of the following events bring materially adverse influence on the Guarantor’s ability to perform its obligations under this agreement, the Guarantor shall provide specific resolutions for repaying the loan principal and interest that is acceptable to the Creditor.

	(1)	The Guarantor’s business operation deteriorates or suffers material loss;
	(2)	The Guarantor is involved in any material litigation, or its major assets are subject to property preservation;
	(3)	The Guarantor ceases its business operation or suffers bankruptcy, or its business license has been withdrawn;
	(4)	The Guarantor changes its legal representative, address or contact;
	(5)	Any other material event that may materially affect its financial status.
3.8	The Guarantor undertakes to maintain reasonable financial ratio during the guaranty term.

Article IV. Breach of contract

4.1	The occurrence of any of the following events may constitute the breach of contract:
	(1)	The Guarantor does not perform its liability of repaying the loan in substitution fully in time;
	(2)	The Guarantor breaches any of the clauses of this agreement, or any of its undertakings and representations;
	(3)	The Guarantor transfers its property or secretly withdrawing funds to evade repayment of debts;
	(4)	The legal representative or chief officer(s) of the Guarantor is involved in any criminal case;
	(5)	The Guarantor does not perform its obligations under any other contract with the Creditor or any other banks in due time;
4.2	The Creditor is entitled to take the following actions upon the occurrence of the breach of contract:
(1)

declare the maturity of the indebtedness in advance to its original expiry date in accordance with the Master Agreement, and demand the Guarantor perform its liability of pay compensation in substitution immediately;

	(2)	demand the Guarantor provide additional guaranty that is acceptable to the Creditor;
	(3)	report to the relevant organization, and publicize it in any media;
	(4)	take any other remedy measures pursuant to the relevant laws and regulations.

Article V Miscellaneous

5.1	The Creditor is entitled to obtain relevant notarization certificate with compulsory enforcement effect for purpose of this agreement;
5.2	Any dispute arising from this Contract shall be submitted to the People’s Court of the place of the Creditor and the laws of People’s Republic of China shall be the governing law.
5.3	This Contract shall come into effect once it is signed by the Guarantor and the legal representative/authorized representative of the Creditor and stamped with the company chop of the Guarantor.
5.4	This Contract has three originals, the Creditor shall retain two originals and the Guarantor shall retain one original.

Guarantor (Signature): /s/ Xiangqian Li
Company chop (BAK International Limited)
Date: August 15, 2006
Venue: Shenzhen

Creditor (Company Chop): Shenzhen Commercial Bank, Shuibei Branch
Legal Representative/Authorized Representative:           /s/
Date: August 15, 2006
Venue: Shenzhen